UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2019

FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED
(Exact name of Registrant as specified in its charter)

Maryland	811-06179	95-4305694
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

301 E. Colorado Blvd.
Suite 720
Pasadena, CA 91101
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 626-795-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 23, 2019, the Board of Directors (the “Board”) of Flaherty & Crumrine Preferred Income Fund Incorporated (the “Fund”) approved a change in the name of the Fund to “Flaherty & Crumrine Preferred and Income Fund Incorporated” and certain changes to the investment policies of the Fund.

Under the Fund’s current policies, it is generally required to invest at least 80% of its assets in preferred securities. In connection with changing the name of the Fund, the Fund is revising this non-fundamental policy to the following:

Under normal market conditions, the Fund invests at least 80% of its Managed Assets in a portfolio of preferred and other income-producing securities.

For purposes of the above policy, the term “Managed Assets” means the Fund’s net assets, plus the principal amount of loans from financial institutions or debt securities issued by the Fund, the liquidation preference of preferred stock issued by the Fund, if any, and the proceeds of any reverse repurchase agreements entered into by the Fund. The new policy will also be a non-fundamental policy of the Fund able to be changed by the Board without shareholder approval.

These changes will take effect on or about July 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED

Date: May 2, 2019	By:	/s/ R. Eric Chadwick
R. Eric Chadwick President

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